EXHIBIT 4.4

SHIP FINANCE INTERNATIONAL LIMITED
as Issuer
AND
WILMINGTON TRUST FSB
as Trustee
FORM OF INDENTURE
Dated as of [          ]
[          ]
[     ]% Senior Notes Due [     ]

SHIP FINANCE INTERNATIONAL LIMITED
Reconciliation and tie between Sections 310 through 318, inclusive, of the
Trust Indenture Act of 1939 and this Indenture

Trust
Indenture Act
Sections	Indenture Section
ss.310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08, 6.10
ss.311 (a)	6.13
(b)	6.13
ss.312 (a)	7.01, 7.02
(b)	7.02
(c)	7.02
ss.313 (a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
ss.314 (a)	7.04
(a)(4)	10.11
(b)	Not Applicable
(c)(1)	1.03
(c)(2)	1.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.03
ss.315 (a)	6.01
(b)	6.02
(c)	6.01, 6.03
(d)	6.01
(d)(1)	6.01
(e)	5.14
ss.316 (a)	5.02, 5.12, 5.13
(a)(l)(A)	5.02, 5.12
(a)(l)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
ss.317 (a)(1)	5.03
(a)(2)	5.04
(b)	10.04
ss.318 (a)	1.08

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

Page
SECTION 12.06 Reinstatement	64

EXHIBITS

Exhibit A FORM OF NOTE

v

     This INDENTURE, dated as of [          ], is between Ship Finance International Limited, a Bermuda exempted, (the “Company”), and Wilmington Trust FSB, as trustee (the “Trustee”).
     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the [     ] % Senior Notes due [     ] (the “Securities”)
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01 Definitions.
     “Acquired Debt” means Debt of a Person existing at the time such Person became a Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.
     “Additional Securities” means any additional Securities that may be issued under a supplemental indenture after the date that the Securities are first issued by the Company and authenticated by the Trustee under this Indenture, which shall rank pari passu with the Securities initially issued in all respects.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” means members of, or direct participants in, the Depositary.
     “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
     “Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
“Capital Stock” means”
(a)	in the case of a corporation, Common or Preferred Stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;
(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under such lease.
     “Change of Control” means:
     (a) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or
     (b) the first day on which a majority of the members of the Board of Directors (but not committees thereof) of the Company are not Continuing Directors; or
     (c) the sale, lease, transfer, conveyance or other disposition (other than by way of time charter, voyage charter or pooling arrangement, or merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
     (d) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
     “Change of Control Offer” means a written offer pursuant to Section 10.10 to each Holder offering to purchase all Outstanding Securities at the purchase price specified in such offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Offer Expiration Date”) of the Change of Control Offer which shall be, subject to any contrary requirements of applicable law, not less than 30 calendar days or more than 60 days after the date of such offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Offer Expiration Date. The Offer shall contain information describing the transaction or transactions that constitute a Change of Control.
     The offer shall contain all instructions and materials necessary to enable such Holders of the Securities to tender Securities pursuant to the Change of Control Offer. The Offer shall also state:
     (1) the Change of Control Offer is being made pursuant to Section 10.10of the Indenture;
     (2) the Expiration Date and the Purchase Date;
     (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Change of Control Offer (the “Purchase Amount”);
     (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the ”Purchase Price”);
     (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in a minimum denomination of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof;
     (6) the place or places where Securities are to be surrendered for tender pursuant to the Change of Control Offer;
     (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue;
     (8) that on the Purchase Date, the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Change of Control Offer and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (10) that Holders of the Securities will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the second Business Day preceding the close of business on the Expiration Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
     (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver (or cause to be transferred by book entry) to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.
     “Change of Control Triggering Event” means the occurrence of a Change of Control and a Rating Decline.
     “Clearstream” means Clearstream Banking, S.A.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company (or its successor Person) by its Chief Executive Officer, its President, a

Vice-President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Controller, its Corporate Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a Maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Securities.
     “Comparable Treasury Price” means, as determined by the Company, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Corporate Trust Office” means the corporate trust office of the Trustee or its Affiliate at which at any particular time its corporate trust business may be administered and any additional office it may designate in writing to the Company. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at [                    ].
     “Corporation” means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.
     “Debt” means, with respect to any Person at any date of determination (without duplication):
     (1) all debt of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);
     (4) all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;
     (5) all obligations of such Person as lessee under Capitalized Leases;
     (6) all Debt of Persons other than such Person secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that the amount of such Debt shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Debt;
     (7) all Debt of Persons other than such Person guaranteed by such Person to the extent such Debt is guaranteed by such Person; and
     (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.
     The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; and provided further that Debt shall not include any liability for federal, state, local, foreign or other taxes.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 3.07.
     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean each successor Depositary.
     “Designated Debt” means any debt for borrowed money in the form of bonds, notes, debentures or other debt securities, including any guarantee or indemnity given in respect of debt of any third party for money borrowed in the form of bonds, notes, debentures or other debt securities issued by way of a public offering, in each case. For the avoidance of doubt, the term “Designated Debt” shall not include loans (or collateral debt securities relating to such loans) made by banks or other financial institutions, customers or strategic partners.
     “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into or for which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the Holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 calendar days after the final Maturity date of the Securities; provided, however, that any class of Equity

Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon Maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable into or for Disqualified Equity Interests or Debt, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving Holders thereof (or the Holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem or repurchase such Equity Interests upon the occurrence of a Change in Control or an asset sale occurring prior to the 91st day after the final Maturity date of the Securities shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such Holders than the provisions described under Section 10.10, and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Securities as required pursuant to the provisions described under Section 10.10.
     “Eligible Jurisdiction” means any of the Republic of the Marshall Islands, the Commonwealth of the Bahamas, the British Virgin Islands, the Cayman Islands, the Isle of Man, Hong Kong, Singapore, Norway, the United Kingdom and any Member State of the European Union.
     “Equity Interests” of any Person means (1) any and all shares and other Equity Interests (including Common Stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor act thereto.
     “Expiration Date” has the meaning specified in Section 1.05.
     “GAAP” means generally accepted accounting principles in the United States of America (or, if applicable, International Financial Reporting Standard (“IFRS”)) as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP or IFRS, if applicable.
     “Global Security” means, individually and collectively, each Security deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto.
     “Gradation” is defined to mean a gradation within a Rating Category or a change to another Rating Category, which shall include:
     (a) “+” and “–” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation);
     (b) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation); or
     (c) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “IFRS” has the meaning specified in the definition of GAAP.
     “Incur” means with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, including an incurrence of Acquired Debt by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Debt.
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
     “Interest Payment Date” has the meaning specified in the Securities.
     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.
     “Investment Grade” means:
     (1) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P);

     (2) Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s); and
     (3) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody’s.
     “Lien” is defined to mean any mortgage, lien, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Notice of Default” means a written notice of the kind specified in Section 5.01(a)(4).
     “Offer Expiration Date” has the meaning specified in the definition of Change of Control Offer.
     “Officer’s Certificate” means a certificate signed by any two of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, or the Controller, or any one of the foregoing and any one of the Corporate Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.
     “Outstanding” or “Outstanding Securities” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3) Securities, except to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article XII; and (4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Securities which the Trustee knows to be so owned by written notice delivered at its notice address specified in Section 1.06, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “pari passu”, when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company, which initially shall be the Trustee.
     “Permitted Holders” means any of (i) Mr. John Fredriksen, (ii) each of his spouse or ex-spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses or ex-spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the Persons named in clauses (i) and (ii) above.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Predecessor Securities” of any particular Securities means one or more previous Securities evidencing all or a portion of the same Debt as that evidenced by such particular Securities; and, for the purposes of this definition, one or more Securities authenticated and delivered under Section 3.06 in exchange for or in lieu of one or more mutilated, destroyed, lost or stolen Securities shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Securities.
     “Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
     “Prospectus Supplement” means the prospectus supplement, dated      , in connection with the initial issuance of the Securities.
     “Purchase Amount” has the meaning specified in the definition of Change of Control Offer.
     “Purchase Date” has the meaning specified in the definition of Change of Control Offer.
     “Purchase Price” has the meaning specified in the definition of Change of Control Offer.
     “Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.
     “Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Company to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Company which proceeds are contributed to the Company; provided, however, that cash proceeds therefrom equal to not less than the Redemption Price of the Securities to be redeemed are received by the Company as a capital contribution immediately prior to such redemption.
     “Rating Agencies” means:
     (1) S&P;
     (2) Moody’s; or

     (3) if either S&P or Moody’s or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.
     “Rating Category” means:
     (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);
     (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
     (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
     “Rating Decline” means that at any time within 90 calendar days (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of the Company or of any Person to effect a Change of Control, the rating of the Securities is decreased by both Rating Agencies by one or more Gradations and the rating by such Rating Agencies on the Securities following such downgrade is below Investment Grade.
     “Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.
     “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Regular Record Date” has the meaning specified in the Securities.
     “Reporting Failure” means the failure of the Company to file with or furnish to the Commission and furnish to the trustee and Holders, as applicable, within the time periods specified in Section 10.11 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the reports and information which the Company may be required to file with or furnish to the Commission pursuant to such provision.

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer or authorized associate of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Security” and “Securities” have the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Additional Securities that may be issued under a supplemental indenture and, for purposes of this Indenture, both the Securities and the Additional Securities shall vote together as one series of Securities under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.
     “Significant Subsidiary” means any Subsidiary that (i) would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof and (ii) is a party to an agreement or arrangement that obligates it to repay Debt that is guaranteed by the Company.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
     “Stated Maturity” means with respect to any Security or any installment of principal or of interest on such Security, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” is defined to mean, with respect to the Company, any business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly by the Company and one or more other Subsidiaries of the Company.
     “Successor Company” has the meaning specified in Section 8.02.
     “Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semi annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
     “United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
     “U.S. Dollars” and “$” means such coin or currency of the United States which is legal tender for payment of public and private Debts.
     “U.S. Government Securities” means securities that are direct obligations of the United States of America, direct obligations of any agency thereof, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.
     “Vessel” means one or more shipping or drilling vessels or drilling rigs, whether or not under their own power, whose primary purpose is the maritime transportation of cargo and/or passengers or the exploration and production drilling for crude oil or hydrocarbons, or which are otherwise engaged, used or useful in any business activities of the Company and its Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its subsidiaries or operated or to be operated by the Company or any of its subsidiaries pursuant to a lease or other operating agreement constituting a Capitalized Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or similar governing body of such Person.
SECTION 1.02 Rules of Construction.
     (a) Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) unless the context requires otherwise, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and (8) “including” means including without limitation.
SECTION 1.03 Compliance Certificates and Opinions.
     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and such other certificates and Opinions of Counsel as may be required under the Trust Indenture Act or as set forth herein. Each such certificate, Opinion of Counsel or other expert opinion shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition precedent, if any, has been complied with; and (4) a statement as to whether, in the opinion of each such individual, such condition or covenant necessary for any action in the Trustee’s opinion has been complied with.
SECTION 1.04 Form of Documents Delivered to Trustee.
     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.05 Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and the Holders bound thereby. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Securities (including the principal amount and serial numbers of Securities held by any Person, and the date of holding the same) shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand,

authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.07.
     (f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 5.02, (3) any request to institute proceedings referred to in Section 5.07 or (4) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.07.
     (g) With respect to any record date set pursuant to this Section 1.05(g), the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.07, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     (h) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     (i) In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.
     (j) Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders or the Depositary, as the Holder of a Global Security, may provide its proxy or proxies to the beneficial owners of interest in any such Global Security through such depositary’s standing instructions and customary practices.
     (k) The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Security held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 calendar days after such record date.

SECTION 1.06 Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (a) the Trustee by any Holder or by the Company shall be sufficient for purposes other than with respect to securities for payment or for registrations of transfer or exchange, if made, given, furnished or filed in writing (or by facsimile transmissions to Wilmington Trust FSB, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Corporate Trust Administration, Facsimile 612-217-5651 provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration;
     (b) if, for purpose of Section 3.05 (with respect to securities for payment or for registrations of transfer or exchange) to Wilmington Trust Company, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Corporate Trust Administration, Facsimile: 612-217-5651;
     (c) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, international air mail postage prepaid or by overnight air courier or by facsimile transmissions to the Company addressed to it at the address of its principal executive office specified in the first paragraph of this instrument, Facsimile: [          ], provided that oral confirmation of receipt shall have been received, Attention: General Counsel, or at any other address or facsimile transmission number previously furnished in writing to the Trustee by the Company.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Notwithstanding anything to the contrary herein, the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by electronic transmission; provided, however, that such instructions or directions, if from the Company, shall be accompanied by an incumbency certificate listing such authorized representative, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing or if the Trustee is in possession of such incumbency certificate, no additional certificate need be delivered. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 1.07 Notice to Holders; Waiver.
     (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if delivered to the Trustee in accordance with this Article I.
     (b) Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.
SECTION 1.08 Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 1.09 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.10 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 1.11 Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.12 Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.13 Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY TO THE LAWS OF ANOTHER JURISDICTION.

SECTION 1.14 Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal amount (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.
SECTION 1.15 Consent to Service; Jurisdiction.
     The Company and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company agrees that any legal suit, action or proceeding arising out of or relating to the Securities, may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.
SECTION 1.16 Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
ARTICLE II
FORMS OF SECURITY
SECTION 2.01 Forms Generally.
     (a) The Securities and the Trustee’s certificates of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law, stock exchange rules or usage, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     (b) The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (c) The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, provided that such manner is permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
ARTICLE III
THE SECURITIES
SECTION 3.01 Title and Terms.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is not limited.
     (b) The Securities shall be designated as the “[     ]% Senior Notes due [     ]” of the Company. Their Stated Maturity shall be [     ] and they shall bear interest thereon at a rate of [     ]% per annum in cash semi-annually to the Holder of record at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date, on the Interest Payment Date, commencing on [     ].
     (c) The principal amount of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, City of New York, New York maintained for such purpose or at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If a Holder has given wire transfer instructions to the Company at least three Business Days prior to the applicable Interest Payment Date, the Company, through the Paying Agent or otherwise, will pay all principal, interest and premium, if any, on that Holder’s Securities in accordance with those instructions.
     (d) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in any Securities that are held by Participants through Euroclear or Clearstream.
     (e) The Securities shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 10.10.
     (f) The Securities shall be redeemable as provided in Article XI.
     (g) The Securities shall be subject to Legal Defeasance and/or Covenant Defeasance at the option of the Company as provided in Article XII.

     (h) Additional Securities ranking pari passu with the Securities issued the date hereof may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single series with the Securities initially issued and shall have the same terms as to status, redemption or otherwise as the Securities originally issued. Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture; and in connection with such issuance of Additional Securities, the Company shall deliver to the Trustee (and the Trustee shall be fully protected in relying upon), an Opinion of Counsel stating that all conditions precedent to the issuance and authentication of the Additional Securities have been complied with, and that such Additional Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity.
SECTION 3.02 Denominations.
     The Securities shall be issuable only in registered form without coupons and only in principal amounts of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 3.03 Execution, Authentication, Delivery and Dating.
     (a) The Securities shall be executed on behalf of the Company by any one of its Chief Executive Officer, its President, or its Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.
     (b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.
     (d) Each Security shall be dated the date of its authentication.
     (e) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     (f) In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee upon Company Order of the successor Person, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If replacement Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time outstanding held by such Holder for Securities authenticated and delivered in such new name.
SECTION 3.04 Temporary Securities.
     (a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.03, without charge to the Holder.
Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
SECTION 3.05 Registration; Registration of Transfer and Exchange.
     (a) Registration; Registration of Transfer and Exchange Generally.
     (1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.03 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.
     (2) Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.03 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount bearing such restrictive legends as may be required by this Indenture.
     (3) At the option of the Holder, and subject to the other provisions of this Section 3.05, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor or aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency of the Company. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.05, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     (4) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     (5) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.
     (6) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.09 or in accordance with any Change of Control Offer pursuant to Section 10.10 not involving any transfer.
     (7) The Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 calendar days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     (b) [Intentionally Omitted]
     (c) [Intentionally Omitted]

     (d) The provisions of clauses (1), (2), (3), (4) and (5) of this Section 3.05(d) shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (2) Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Company thereupon fails to appoint a successor depositary within 120 calendar days of such notice, (B) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Security shall be exchanged in whole for Securities that are not Global Securities, or (C) there shall have occurred and be continuing an Event of Default.
     (3) Securities issued in exchange for a Global Security or any portion thereof pursuant to clause (2) of this Subsection (d) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and the Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) In the event of the occurrence of any of the events specified in clause (2) of this Subsection (d), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.
     (5) Neither any Agent Members nor any other Persons on whose behalf Agent Members may act (including Euroclear and Clearstream and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.
     (a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     (1) If there shall be delivered to the Company and the Trustee (A) evidence to their satisfaction of the destruction, loss or theft of any Security and (B) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     (2) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     (b) Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     (c) Every new Security issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     (d) The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 3.07 Payment of Interest; Interest Rights Preserved.
     (a) Interest on any Security which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     (b) Any interest on any Security which is payable, but is not paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) of this Subsection (b):
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register in accordance with Section 1.07, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). The payment date for such Defaulted Interest shall be not less than 5 nor more than 10 calendar days after the Special Record Date.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee and in accordance with any applicable procedures of the Depositary.
     (c) Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 3.08 Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered on the Securities Register as the owner of such Security for the purpose of receiving payment of principal amount of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 3.09 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Change of Control Offer pursuant to Section 10.10 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.
SECTION 3.10 Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 3.11 CUSIP Numbers.
The Company in issuing the Securities may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other numbers.
ARTICLE IV
SATISFACTION AND DISCHARGE
SECTION 4.01 Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article XII), when
     (1) Either (i) all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (ii) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the making of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
     (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the Redemption Date, as the case may be.
     (b) In addition, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 4.01 relating to the satisfaction and discharge of this Indenture have been complied with.

     (c) Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Subsection (a)(1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and [Section 10.04(e)], shall survive.
SECTION 4.02 Application of Trust Money.
     Subject to the provisions of Section 10.04(e), all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, to the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.
ARTICLE V
REMEDIES
SECTION 5.01 Events of Default.
     (a) “Event of Default”, wherever used herein, means any one of the following events:
     (1) default in the payment of the principal of (or premium, if any, on) any Security when due at Maturity, upon acceleration, redemption or otherwise;
     (2) default in the payment of any accrued and unpaid interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 calendar days;
     (3) default in the payment of the principal and interest (and premium, if any) on Securities required to be purchased upon the occurrence of a Change of Control Triggering Event when due and payable;
     (4) default in the performance, or breach, of any covenant, warranty or agreement of the Company in this Indenture (other than a covenant, warranty or agreement default in whose performance or whose breach is specifically dealt with elsewhere in this Section 5.01), and continuance of such default or breach for a period of 60 consecutive days (or 90 consecutive days in the case of a Reporting Failure) after the receipt by the Company of a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, which notice has been given by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;
     (5) a default or defaults with respect to any issue or issues of other Debt of the Company or any Significant Subsidiary having an outstanding aggregate principal amount of $50.0 million or more for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay all or any portion of the principal of such Debt when due and payable or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled (by cure, waiver or otherwise) within 60 calendar days of such acceleration; provided, however, that any secured Debt in excess of the limits set forth above shall be deemed to have been declared due and payable if the lender in respect thereof takes any action to enforce a security interest against, or an assignment of, or to collect on, seize, dispose of or apply any assets of the Company or its Significant Subsidiaries (including lock-box and other similar arrangements) securing such Debt, or to set off against any bank account of the Company or its Significant Subsidiaries in excess of $50.0 million in the aggregate;
     (6) any final judgments or orders (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50 million in the aggregate during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (7) the Company or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 calendar days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Subsection (7); or
(8) the Company and/or one or more Significant Subsidiaries fails to make at the final (but not any interim) fixed maturity of one or more issues of Debt principal payments aggregating $50.0 million or more, and all such defaulted payments shall not have been made, waived or extended within 60 calendar days of the payment default that causes the aggregate amount described in this subsection (8) to exceed $50.0 million.
SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default (other than an Event of Default specified in Section 5.01(a)(7)) shall occur and be continuing, then and in every such case the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee at the request of such Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal of, premium, if any, and accrued interest on the Securities shall become immediately due and payable.
     (b) If an Event of Default specified in Section 5.01(a)(5) or (8) occurs, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to Section 5.01(a)(5) or (8) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the Holders of the Designated Debt within 60 calendar days after the declaration of acceleration with respect thereto.
     (c) If an Event of Default specified in Section 5.01(a)(7) above occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (d) The Holders of at least a majority in principal amount of the Outstanding Securities by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Securities, (C) the principal of (and premium, if any, on), any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities,
     (2) all existing Events of Default, other than the non-payment of the principal of the Securities that have become due solely by such declaration of acceleration, have been cured or waived, and

     (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.
     (a) The Company covenants that if
     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 calendar days, or
     (2) default is made in the payment of the principal amount of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to a Change of Control Offer made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, including, as applicable, the principal amount (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal amount (and premium, if any) and on any overdue interest, at the rate or rates provided therefore in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
     (c) If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most necessary or desirable to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 5.04 Trustee May File Proofs of Claim.
     (a) In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
     (b) No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor’s or other similar committee.
SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 5.06 Application of Money Collected.
     Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 6.07;
SECOND: To the payment first, of the amounts then due and unpaid for principal amount of (and premium, if any) and second, interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.
SECTION 5.07 Limitation on Suits.
     No Holder of any Security shall have any right to institute or defend any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee as required hereunder of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute or defend a suit or proceeding in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity against all costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal amount of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of a Change of Control Offer made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.
SECTION 5.09 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.06(d), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.11 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.
SECTION 5.12 Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture and shall not expose the Trustee to personal liability, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 5.13 Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 5.14 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.
SECTION 5.15 Waiver of Usury, Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage or any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 5.16 No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees.
     No recourse for the payment of the principal of, premium, if any, or interest on, any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Securities, or because of the creation of any Debt represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, or controlling person of the Company or of any successor Person thereof and any Affiliates thereof. Each Holder or Securities by acceptance of a Security waives and releases all such liability.
ARTICLE VI
THE TRUSTEE
SECTION 6.01 Certain Duties and Responsibilities.
     (a) The Trustee hereby accepts the trusts imposed on it by this Indenture. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.
     (b) Except during the continuance of an Event of Default, the Trustee undertakes to perform such functions and duties and only such functions and duties as are specifically set forth in this Indenture, and no implied duties or obligations shall be read into this Indenture against the Trustee. During the continuance of an Event of Default, the Trustee shall exercise the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section 6.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively proved by a court of final jurisdiction that is not appealable that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount (or such lesser percentage as may be provided in this Indenture with respect to specified actions) of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01, and shall similarly apply with respect to such other functions as the Trustee may serve hereunder, including that of initial Paying Agent.
SECTION 6.02 Notice of Defaults.
     If a default occurs and is continuing hereunder with respect to the Securities and is known to the Responsible Officer of the Trustee responsible for administering this Indenture, the Trustee shall give the Holders notice of such default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(a)(4), no such notice to Holders shall be given until the expiration of the applicable 60-day period (or 90-day period in the case of a Reporting Failure) referred to therein. For the purpose of this Section 6.01, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and for so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of the Holders of the Securities.
SECTION 6.03 Certain Rights of Trustee.
     (a) Subject to the provisions of Section 6.01, whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.03.

     (b) (1) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, appraisal, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officer’s Certificate;
     (4) the Trustee may consult with experts and with legal counsel and the oral or written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (7) the Trustee may execute any of the trusts or powers hereunder and perform any duty hereunder, either directly or by or through its agents, attorneys, accountants or other experts and the Trustee shall not be responsible or liable for any misconduct or negligence on the part of any agent, attorney, accountants or other experts if reasonable care has been exercised in the appointment;
     (8) the Trustee shall not deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture;

     (9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and to each agent, custodian or other Person employed to act hereunder;
     (10) the Trustee may request that the Company deliver an Officer’s Certificate or other certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and
     (11) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 6.04 Not Responsible for Recitals or Issuance of Securities.
     The recitals, statements and representations contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities issued hereunder, and the Trustee assumes no responsibility in respect of such matters. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not have any responsibility or liability for any information provided to Holders or any other Person, including without limitation in the solicitation of any consent or waiver hereunder, or pursuant to any offering documents, or pursuant to any Change of Control Offer.
SECTION 6.05 May Hold Securities and Act as Trustee under Other Indentures.
     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

     Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from acting as trustee under other indentures under which other securities, or certificates of interest or participation in their securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.
SECTION 6.06 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 6.07 Compensation and Reimbursement.
     (a) The Company agrees (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, experts and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith;
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part (subject to the provisions of Sections 6.01 and 6.03), arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder;
     (4) that the Trustee shall have a Lien against all money held under this Indenture prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07 for such compensation, expenses, advances and counsel fees incurred in or about the execution of the trusts created hereby; and
     (5) when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
     (b) The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent it may be materially prejudiced by such failure as conclusively determined by a court of final jurisdiction that is not appealable.

     (c) The provisions of this Section 6.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
SECTION 6.08 Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
SECTION 6.09 Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder. The Trustee shall be a Corporation, federal savings bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, and be a Person that is otherwise eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 6.10 Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 6.11 Acceptance of Appointment by Successor.
     (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     (c) The Company shall prepare such transfer instruments as are reasonably acceptable to the Trustee for the Successor Trustee to execute evidencing the foregoing and vesting in the successor all such rights and powers and trusts hereunder.
SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 6.13 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims (whether or not litigated) against the Company (or any such other obligor).
SECTION 6.14 Trustee’s Application for Instructions from the Company.
     Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date of any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless prior to taking any such action, or the effective date in the case of any omission, the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually, not more than 15 calendar days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 7.02 Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to Section 312 of the Trust Indenture Act.
SECTION 7.03 Reports by Trustee.
     (a) Within 60 calendar days after March 1 of each year commencing with the first March 1 after the first issuance of the Securities, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when the Securities are listed on any stock exchange.
SECTION 7.04 Reports by Company.
     (a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act. The Trustee shall not be obligated to ensure that the Company files such information, documents and other reports hereunder or complies with the provisions of the Trust Indenture Act with respect thereto.
     (b) Delivery of such information, document or other reports to the Trustee is for informational purposes only. The Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable for any purpose information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to and shall have the right to conclusively rely on Officer’s Certificates).
ARTICLE VIII
CONSOLIDATIONS, MERGERS AND CERTAIN SALES OF ASSETS
SECTION 8.01 The Company May Consolidate, Etc. Only on Certain Terms
     (a) The Company may not, in a single transaction or a series of related transactions:

     (i) consolidate with or merge with or into any other Person (whether or not the Company is the surviving Person) or permit any other Person to consolidate or merge with or into the Company, or
     (ii) directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of its assets, provided that the foregoing shall not prohibit the chartering out of the Vessels in the ordinary course of business; unless,
(a) either (i) the Company is the surviving Person, or (ii) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company or the Person to which such sale, lease or disposition has been made is organized under the laws of Bermuda, the United States or any State thereof or the District of Columbia or any other Eligible Jurisdiction and such successor entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of the Company’s obligations under this Indenture;
(b) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer, lease or acquisition and such supplemental indenture complies with this Indenture.
     (b) Subclause (a)(ii)(b) of this Section 8.01 will not apply to any merger or consolidation of the Company with any Affiliate solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
SECTION 8.02 Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01 (in each such case the successor entity shall be known as the “Successor Company”), the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES
SECTION 9.01 Supplemental Indentures Without Consent of Holders.
     (a) Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (3) to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to Holders (including granting of security for the benefit of Holders) or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (6) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Prospectus Supplement to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of this Indenture or the Securities; or
     (7) to provide for the issuance of Additional Securities in accordance with this Indenture.
SECTION 9.02 Supplemental Indentures With Consent of Holders.
     (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (1) change the Stated Maturity of the principal amount of, or any installment of interest on, any Security;

     (2) reduce the principal amount of, any premium payable, or the rate of interest on, any Security;
     (3) change the currency of payment of principal, or premium, if any, or interest on, any Security;
     (4) impair the right to institute suit for the enforcement of any such payment on, or with respect to, any Security;
     (5) reduce the percentage of the aggregate principal amount of the Outstanding Securities, the consent of whose Holders is necessary to modify or amend this Indenture;
     (6) modify any provision of this Indenture relating to the modification or amendment of the Indenture, except as otherwise specified in this Indenture; or
     (7) reduce the percentage of the aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture.
     (b) It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 9.03 Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.04 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05 Conformity with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Securities executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as is then in effect.

SECTION 9.06 Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if requested by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE X
COVENANTS
SECTION 10.01 Payment of Principal Amount, Premium and Interest.
     The Company covenants and agrees for the benefit of the Holders that it will pay the principal amount of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest will be considered paid on the due date if the Paying Agent, if other than the Company or Subsidiary thereof, holds as of [10 a.m.] Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay principal, premium, if any, and interest then due.
SECTION 10.02 Payment of Additional Amounts
     If any taxes, assessments or other governmental charges of any nature are imposed by any jurisdiction where the Company or a successor of the Company (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Securities, the Payor will pay to each Holder of a Security, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:
     (A) any tax, penalty, fine, duty, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or Corporation) and the Relevant Tax Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a Security (where presentation is required) for payment on a date more than 30 calendar days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented within such 30-day period);

     (B) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;
     (C) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a reasonable and timely request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
     (D) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;
     (E) any Taxes that are imposed or levied on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the Securities to another Paying Agent in a member state of the European Union; or
     (F) any combination of the above;
nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Security to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.
     The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.
     The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to in this Indenture (other than a transfer of the Securities), or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Bermuda or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of this Indenture or any other such document or instrument following the occurrence of any Event of Default.

     The obligation to make payments of Additional Amounts with respect t the Securities will survive any termination, defeasance or discharge of the Securities or this Indenture.
     All references in this Indenture to principal of, premium, if any, and interest on the Securities will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.
SECTION 10.03 Maintenance of Office or Agency.
     (a) The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 10.04 Money for Securities Payments to be Held in Trust.
     (a) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal amount of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal amount (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     (b) Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal amount of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal amount (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal amount, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     (c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.04, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal amount of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of the principal amount (and premium, if any) or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal amount of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 10.05 Corporate Existence.
     Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 10.06 Maintenance of Properties.
     The Company will cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.
SECTION 10.07 Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, (1) before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which give rise to a Lien or which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, prior to the time the holder of such Lien evidences its intention to realize upon its lien; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 10.08 Maintenance of Insurance.
     The Company will maintain, and cause its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are at that time customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties including general liability insurance and (but without duplication) protection and indemnity insurance, hull and machinery insurance, oil pollution insurance and, if available at commercially reasonable rates, loss of hire insurance.
SECTION 10.09 Limitation on Liens.
     The Company may not, directly or indirectly, create, Incur or assume any Lien on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Designated Debt of the Company without making effective provision for securing the Securities:
     (1) in the event such Designated Debt is pari passu with the Securities, equally and ratably with such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured, or

     (2) in the event such Designated Debt is subordinate in right of payment to the Securities, prior to such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured.
SECTION 10.10 Change of Control Triggering Event
     (a) Subject to Section 10.10(c), within 30 calendar days of the occurrence of a Change of Control Triggering Event, unless the Company has previously exercised its right to redeem all Outstanding Securities under Section 11.01, the Company will be required to make a Change of Control Offer for all Outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of the repurchase.
     (b) A “Change of Control” will be deemed to occur at such time as either:
     (1) a “person” or “group” ( within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” ( as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate “beneficial ownership” of the Capital Stock of the Company) of more than 50% of the total voting power of the Voting Stock of the Company (calculated on a fully diluted basis); or
     (2) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such Board of Directors then in office.
     (c) The Company will not be required to make a Change of Control Offer for any Securities upon a Change of Control Triggering Event if (i) a third party makes the a Change of Control Offer upon a Change of Control Triggering Event, as described in this Section 10.10, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer upon a Change of Control Triggering Event made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer upon a Change of Control Triggering Event; or (ii) it has previously exercised its right to redeem all of the Securities as described under Article XI in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture.
     (d) If the Company fails to make the Change of Control Offer or fails to pay the purchase price and accrued interest described above on the date specified therefor, the Trustee and the Holders of Securities will have the rights described under Sections 5.02 and 5.03.
     (e) In the event that the Company makes a Change of Control Offer for the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 10.11 Commission Reports.
     (a) The Company shall, for so long as any of the Securities remain outstanding, file with the Commission (so long as the Commission will accept such filing) and the Trustee (a) all such reports and other information which the Company would have been required to file with (and in such form as is required by) the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto applicable to a “foreign private issuer,” as that term is defined in Rule 3b-4 under the Exchange Act, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would be required so to file such documents and (b) whether or not required pursuant to the immediately preceding clause, (i) within 120 calendar days following the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); and (ii) within 60 calendar days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K (or any successor form), containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flows) and Management’s Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each such quarter (with comparable financial statements for such quarter in the immediately preceding fiscal year). The Company shall also in any event (a) within 15 calendar days of each Required Filing Date, as applicable, request that the Trustee transmit such documents by mail to all Holders, as their names and addresses appear in the Security register, without cost to such holders, and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. Notwithstanding anything to the contrary, if the Company is not subject to the reporting requirements of such Section 13(a) or 15(d) of the Exchange Act, the Company shall be deemed to have satisfied this covenant by supplying all of the foregoing information to the Trustee and making all such information publicly available on the Company’s website.
     (b) Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in the preceding paragraph of this covenant to the Trustee and the Holders of the Securities if the Company has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.
SECTION 10.12 Statement By Officers as to Default; Compliance Certificates.
     (a) The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year (which is currently December 31), of the Company ending after the date hereof an Officer’s Certificate, stating that, after conducting a review of the activities of the Company and its Subsidiaries and of the Company’s and its Subsidiaries performance under this Indenture, the Company has fulfilled all obligations thereunder, or whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which it has knowledge.
     (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 calendar days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.
SECTION 10.13 Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01, Sections 10.05 to 10.12(a), inclusive, and, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to a Change of Control Offer as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.
SECTION 10.14 Payments for Consent.
     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 10.15 Affiliate Transactions.
     (1) The Company shall not directly, or indirectly through a Subsidiary, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:
     (a) the terms of such Affiliate Transaction are no less favorable to the Company than those that reasonably could be obtained in a comparable transaction at the time of such transaction in arm’s- length dealings with a Person who is not such an Affiliate as reasonably determined by the Company;
     (b) in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no material direct or indirect interest (other than with respect to the Company) in such transaction, if any, (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and
     (c) in the event such Affiliate Transaction involves an aggregate amount in excess of $50.0 million, the Company has received a written opinion from an independent investment banking firm of recognized standing in the shipping industry, offshore drilling industry or other industry to which such opinion relates (or, in the case of Vessels, two independent appraisers) that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.
     (2) The preceding paragraph will not apply to:
     (a) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company in the ordinary course of business to or with officers, directors, consultants or employees of the Company;
     (b) any transaction between the Company and a Subsidiary or between Subsidiaries;
     (c) the issuance or sale of any Capital Stock of the Company or a Subsidiary or any contribution to the capital of the Company or a Subsidiary;
     (d) the performance of obligations of the Company or a Subsidiary under the terms of any agreement to which the Company or such Subsidiary is a party on the date of the indenture as such agreement may be amended, modified or supplemented from time to time (other than any amendment, modification or supplement that would effect a material change to any such agreement); and
     (e) any charters or vessel management agreements entered into with Affiliates on terms that are substantially similar to then existing charters or management agreements with such Affiliate that are on terms no less favorable to the Company than those that reasonably could be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, as reasonably determined by the Company.
     (f) the payment of dividends in respect of any class of equity interests on a pro rata basis to all holders of such class.
ARTICLE XI
REDEMPTION OF SECURITIES
SECTION 11.01 Right of Redemption.
     (a) At any time and from time to time prior to [     ], the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Securities issued under this Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to [     ]% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that

     (i) at least 65% of the aggregate principal amount of Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and
     (ii) the redemption occurs within 60 calendar days of the date of the closing of any such Qualified Equity Offering.
     (b) At the Company’s option, the Company may redeem the Securities in whole or in part at any time and from time to time prior to Maturity upon not less than 30 nor more than 60 calendar days’ prior notice at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.
     (c) The Payor may redeem all, but not less than all, of the Securities if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a “Change in Tax Law”) the Payor is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Securities as set forth in Section 10.01, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor; provided that the Board of Directors of the Company determines in good faith that the aggregate amount of such Additional Amounts would create additional annual costs in excess of 0.50% of the aggregate principal amount of Securities then outstanding. In the case of the Company, the Change in Tax Law must become effective on or after the date of the Prospectus Supplement. In the case of a successor of the Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Securities. Further, the Payor must deliver to the Trustee at least 30 calendar days before the applicable Redemption Date an Opinion of Counsel to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the Holders with notice of the intended redemption at least 30 calendar days and no more than 60 calendar days before the applicable Redemption Date. The Redemption Price will equal the principal amount of the Securities plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date and Additional Amounts, if any, then due and which otherwise would be payable.
SECTION 11.02 Mandatory Redemption.
     The Company is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the Securities.

SECTION 11.03 Applicability of Article.
     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
SECTION 11.04 Election to Redeem; Notice to Trustee.
     The election of the Company to redeem the Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date fixed by it (unless a shorter notice period of less than 60 calendar days but not less than 30 days shall be satisfactory to the Trustee), furnish to the Trustee an Officer’s Certificate setting forth (i) the Redemption Date, (ii) the clause of the Indenture pursuant to which the redemption shall occur, (iii) the Redemption Price and (iv) the principal amount of Securities to be redeemed.
SECTION 11.05 Selection by Trustee of Securities to Be Redeemed.
     (a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including on a pro rata basis or by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000. Securities and any portions of such Securities selected by the Trustee shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof.
     (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
SECTION 11.06 Notice of Redemption.
     Notice of redemption shall be given not less than 30 nor more than 60 calendar days prior to the Redemption Date, to each Holder of Securities to be redeemed, by electronic transmission, in the case of Securities that are held in the form of Global Securities, or by first class mail to each Holder who holds certificated Securities at such Holder’s address appearing in the Security Register; provided that, notice of redemption may be given more than 60 calendar days prior to the Redemption Date if such notice is issued in connection with a defeasance of the Securities in accordance with Article XII hereof or a satisfaction and discharge of this Indenture in accordance with Article IV hereof.
     All notices of redemption shall state:

     (a) the principal amount of each Security held by such Holder to be redeemed;
     (b) the Redemption Date;
     (c) the Redemption Price;
     (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date;
     (e) the CUSIP and ISIN number, subject to Section 3.11 hereof;
     (f) if redemption is made pursuant to Section 11.01(b), the calculation of the Redemption Price as determined by the Company;
     (g) if fewer than all of the Outstanding Securities are to be redeemed, then the identification and principal amounts at Maturity of the particular Securities to be redeemed; and
     (h) the place or places where such Securities are to be surrendered for payment of the Redemption Price.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at their request, by the Trustee in the name and at the expense of the Company, provided however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to conform with the procedures of the Depositary applicable to such redemption.
SECTION 11.07 Deposit of Redemption Price.
     On or prior to any Redemption Date, provided if on the Redemption Date prior to [10:00 A.M. EST], the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.04) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 11.08 Securities Payable on Redemption Date.
     (a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more

Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.
     (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.
SECTION 11.09 Securities Redeemed in Part.
     Any Security that is to be redeemed only in part shall be surrendered to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.03 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a replacement Security or Securities, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the principal amount of the Security so surrendered that is not redeemed.
ARTICLE XII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 12.01 Company’s Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at its option by Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XII.
SECTION 12.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Company will, subject to the satisfaction of the conditions set forth in Section 12.04, be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal amount of (and premium, if any) and interest on such Securities when such payments are due;

     (2) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.03 and 10.04;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
     (4) this Article XII.
     Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.
SECTION 12.03 Covenant Defeasance.
     Upon the Company’s exercise of the option provided in Section 12.01 applicable to this Section 12.03, (a) the Company shall be released from its obligations under Sections 10.06 through 10.15, inclusive, and clauses (2) and (3) of Section 8.01(a), (b) the occurrence of an event specified in Sections 5.01(a)(3), 5.01(a)(4) (with respect to any of Sections 10.06 through 10.15, inclusive), 5.01(a)(5), 5.01(a)(6) and 5.01(a)(8) shall not be deemed to be an Event of Default (hereinafter, “Covenant Defeasance”) and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
SECTION 12.04 Conditions to Legal Defeasance or Covenant Defeasance.
     (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date;
     (2) in the case of an election under Section 12.02, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

     (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 12.03, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company must deliver to the Trustee an Opinion of Counsel to the effect that the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;
     (7) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (8) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 12.05 Deposited Money and United States Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     (a) Subject to the provisions of the last paragraph of Section 10.04, all money and United States Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 12.05, the “Trustee”)

pursuant to Section 12.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.
     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Securities deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.
     (c) Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or United States Government Securities held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
SECTION 12.06 Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 or 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03; provided, however, that if the Company makes any payment of principal amount of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMPANY SHIP FINANCE INTERNATIONAL LIMITED
By:	/s/
Name:
Title:

TRUSTEE WILMINGTON TRUST FSB, as Trustee
By:	/s/
Name:
Title:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP [     ]
ISIN [     ]
[     ]% Senior Notes due [     ]

No. 1	$[ ]
SHIP FINANCE INTERNATIONAL, LIMITED
promises to pay to CEDE & Co., or registered assigns, the principal sum of [                                 ] on [     ].
Interest Payment Dates: [     ] and [     ]
Regular Record Dates: [     ] and [     ]

SHIP FINANCE INTERNATIONAL LIMITED

Dated:	By:	/s/

Name:
Title:
TRUSTEE CERTIFICATE OF AUTHENTICATION
     This is one of the [     ]% Senior Notes due [     ] referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee
Dated:	By:	/s/

Name:
Title:

[Back of Security]
[     ]% Senior Notes due [     ]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Ship Finance International, Ltd., a Bermuda exempted (the “Company”), promises to pay interest on the principal amount of this Security at [     ]% per annum from [     ] until maturity. The Company will pay interest semi-annually in arrears on [     ] and [     ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date (other than the authentication of the Securities originally issued under the Indenture); provided further that the first Interest Payment Date shall be [     ]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.
     (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the [     ] or [     ] next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     (4) Indenture. The Company issued the Securities under an Indenture dated as of [     ], 2010 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.
     (5) Optional Redemption.
     (a) At any time and from time to time prior to [     ], the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to [     ]% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that
          (1) at least 65% of the aggregate principal amount of Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and
          (2) the redemption occurs within 60 days of the date of the closing of any such Qualified Equity Offering.
     (b) At the Company’s option, the Company may redeem the Securities in whole or in part at any time and from time to time prior to maturity upon not less than 30 nor more than 60 calendar days’ prior notice at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 50 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date.
     (6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.
     (7) Repurchase at the Option of Holder. If there is a Change of Control Trigger Event, the Company will be required to make a Change of Control Offer as set forth in the Indenture to each Holder to repurchase all or any part of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
     (8) Notice of Redemption. Notice of redemption will be mailed at least 30 calendar days but not more than 60 calendar days before the Redemption Date to each

Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 calendar days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction or discharge of the Indenture.
     (9) Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 calendar days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities including Additional Securities, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities including Additional Securities, if any, voting as a single class. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iii) to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, as applicable; (iv) to make any change that would provide any additional rights or benefits to Holders (including granting of security for the benefit of Holders) or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (vi) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Prospectus Supplement to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of the Indenture or the Securities; or (vii) to provide for the issuance of Additional Securities in accordance with this Indenture.
     (12) Defaults and Remedies. The Events of Default include those specified in Section 5.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Securities.
     (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     (15) Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SECURITY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Ship Finance International, Limited

Assignment Form
     To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                 to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Security purchased by the Company pursuant to [Section 10.10] of the Indenture, check the following box below:
☐ [Section 10.10]
If you want to elect to have only part of the Security purchased by the Company pursuant to [Section 10.10] of the
Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

Principal Amount
at maturity of this
	Amount of decrease	Amount of increase	Global Security
	in Principal Amount	in Principal Amount	following such	Signature of
	at maturity of	at maturity of	decrease	authorized officer of
Date of Exchange	this Global Security	this Global Security	(or increase)	Trustee or Custodian